Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Discovery, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Discovery, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

May 1, 2019